                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): October 31, 1997



                            BECKMAN INSTRUMENTS, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
--------------------------------------------------------------------------------
                 (State or other Jurisdiction of Incorporation)


     001-10109                                             95-104-0600
------------------------                        --------------------------------
(Commission File Number)                        IRS Employer Identification No.)


     2500 Harbor Boulevard, Fullerton, CA                  92834-3100
--------------------------------------------------------------------------------
    (Address of Principal Executive Offices)               (Zip Code)


                                 (714) 871-4848
--------------------------------------------------------------------------------
                          Registrant's Telephone Number

                                      INDEX

                                                                            Page
                                                                            ----

Item 2.  Acquisition of Assets                                                2

Item 7.  Financial Statements, Pro Forma                                      3
                  Financial Information and Exhibits

Signature                                                                     5

Pro Forma Financial Statements                                                6

Exhibit Index                                                                12

Item 2.  Acquisition of Assets

         On October 31, 1997, Beckman Instruments, Inc. ("Beckman" or the "Company") consummated its acquisition (the "Acquisition") of 100% of the outstanding capital stock of Coulter Corporation ("Coulter") pursuant to a definitive stock purchase agreement dated as of August 29, 1997 by and among Beckman, Coulter and The Wallace H. Coulter Charitable Remainder Unitrust UAD 5/23/97, The Joseph R. Coulter, Jr. Trust UAD 8/2/93, and The Coulter Family Limited Partnership (collectively, the "Coulter Stockholders"). As a result of the Acquisition, Coulter became a wholly owned subsidiary of Beckman.

         The Acquisition purchase price was $875 million in cash (subject to possible post-closing adjustment), plus the assumption of approximately $180 million of indebtedness (net of cash on hand) and of approximately $100 million of other obligations of Coulter. The Acquisition purchase price was determined by arms-length negotiations among the parties. There is no material relationship between Coulter or the Coulter Stockholders, on the one hand, and Beckman or any of its directors, officers, or affiliates (or any of the affiliates or associates of any of Beckman's directors of officers), on the other hand.

         Concurrently with the Acquisition, Beckman entered into a new $1.3 billion unsecured credit facility (the "New Credit Facility") with a syndicate of financial institutions for which Citicorp USA, Inc. acts as agent. To finance the Acquisition, Beckman borrowed approximately $600 million under the revolving credit portion of the New Credit Facility and approximately $500 million under the term loan portion of the New Credit Facility. Beckman continues to evaluate other potential debt financing sources. If Beckman were to obtain any additional debt financing, the proceeds therefrom would be used to pay down borrowings under the New Credit Facility and complete its recently announced plans for existing debt.

         Coulter Corporation is a leading manufacturer of IVD systems for blood and other cell analysis. Coulter's headquarters are located in the Coulter Technology Center in Miami, Florida, which is owned by Coulter. Coulter's primary instrument assembly and manufacturing facilities are located in Hialeah, Opa Locka and Miami Lakes, Florida as well as one facility in Luton, England. Coulter owns six of its facilities in Hialeah and leases another eight there. Coulter leases its facilities in Opa Locka and Miami Lakes. Coulter's principal reagent manufacturing facility is located in Florence, Kentucky, which Coulter leases. Coulter also has reagent manufacturing facilities in Germany, France, Japan, Brazil, Australia, Argentina and Hong Kong, all of which are owned by Coulter with the exception of the facilities in Argentina and Hong Kong. The Company intends to enter into certain sale-leaseback transactions with third parties with respect to some of Coulter's properties, including the Technology Center in Miami, but expects to continue to use them for their present purposes for the near future.

         This Report contains forward looking statements regarding, among other things, the Company's intention to enter into sale-leaseback transactions, to consider other debt financing sources, and the use of the proceeds from such other debt financings. These forward-looking statements are based largely on the Company's current expectations and are subject to a number of risks and uncertainties, many of which are beyond the Company's control. Actual results could differ materially from those anticipated by these forward-looking statements as a result of factors described in the Company's reports filed with the Securities and Exchange Commission, including its Report on Form 8-K dated October 15, 1997, and as a result of other factors.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)      Financial statements of business acquired:

                  The financial statements for Coulter Corporation and its Subsidiaries are incorporated by reference to the Company's Report on Form 8-K dated October 15, 1997.

         (b)      Pro Forma financial information

                  Pro Forma Financial Statements
                  Pro Forma Balance Sheet
                  Pro Forma Statement of Earnings
                  Notes to Pro Forma Financial Information

(c)      Exhibits

         2.1 Stock Purchase Agreement among Coulter Corporation, the Stockholders of Coulter Corporation and Beckman Instruments, Inc., dated as of August 29, 1997. [Note: Confidential treatment has been requested for portions of this document.]

         2.2 First Amendment to Stock Purchase Agreement, dated as of October 31, 1997, among Coulter Corporation, the Stockholders of Coulter Corporation, and Beckman Instruments, Inc.

         2.3 Second Amendment to Stock Purchase Agreement, dated as of November 6, 1997, among Coulter Corporation, the Stockholders of Coulter Corporation, and Beckman Instruments, Inc.

         10.1 Indemnity Escrow Agreement dated as of October 31, 1997, by and among the Company, the Sellers identified in the Stock Purchase Agreement (Exhibit
                  2.1 herein), and The First National Bank of Chicago, a national banking association, as escrow agent.

         10.2 Noncompetition Agreement, made as of October 31, 1997, among the Company, Coulter Corporation, Wallace H. Coulter, Joseph
                  R. Coulter, III and Laura G. Coulter-Jones.

         10.3 Intellectual Property Agreement, made as of October 31, 1997, among the Company, Coulter Corporation, Wallace H. Coulter, Joseph R. Coulter, III and Laura G. Coulter-Jones.

         23.1     Consent of Arthur Andersen LLP, dated November 10, 1997

         99.1 Press Release, Coulter Acquisition Completes Key Beckman Initiative, Fullerton, California, November 3, 1997.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           BECKMAN INSTRUMENTS, INC.


                                           By: /s/ JAMES T. GLOVER
                                               ---------------------------------
                                                   James T. Glover
                                                   Vice President and Controller


Dated: November 13, 1997

                                 BECKMAN COULTER

                         PRO FORMA FINANCIAL STATEMENTS

The following pro forma balance sheet as of June 30, 1997 and the pro forma statements of earnings of Beckman and Coulter for the year ended December 31, 1996 and the six months ended June 30, 1997 have been prepared to illustrate the effect of the consummation of the Acquisition, the closing and initial borrowings under the New Credit Facility, certain repayments of indebtedness of both Beckman and Coulter and the payment of related fees and expenses (the "Transactions"). The Acquisition is being accounted for as a purchase and the Transactions (including the Acquisition) are treated as if they had occurred on June 30, 1997 in the pro forma balance sheet and as of January 1, 1996 for the pro forma statements of earnings. Coulter's historical financial statements are for fiscal years ended March 31, and accordingly, the pro forma statement of earnings for the year ended December 31, 1996 includes the results of Coulter for its fiscal year ended March 31, 1997. The pro forma adjustments also give effect to the spin-off of Coulter Pharmaceutical and the partial spin-off of Coulter Cellular. The pro forma adjustments, and the assumptions on which they are based, are described in the accompanying notes to the Pro Forma Financial Statements.

The pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or consolidated results of operations of the Company that would have been reported had the Transactions occurred on the dates indicated, nor do they represent a forecast of the consolidated financial position of the Company at any future date or the consolidated results of operations of the Company for any future period. Furthermore, no effect has been given in the pro forma statements of earnings for synergies or costs, if any, that may be realized through the combination of Beckman and Coulter. Amounts allocated to the Company's assets and liabilities will be based upon the estimated fair values at the completion of the Transactions. A preliminary allocation of the acquisition costs has been made to Coulter's major categories of assets and liabilities in the Pro Forma Financial Statements based on estimates. The final allocations may be different from the amounts reflected herein, however, management is of the opinion that differences, if any, would not be material. The pro forma financial statements, including the notes thereto, should be read in conjunction with the Consolidated Financial Statements of Coulter included in the Company's Report on Form 8-K dated October 15, 1997 and the Consolidated Financial Statements of Beckman included in its Annual Report on form 10-K for the year ended December 31, 1996 and its Quarterly Report on form 10-Q for the quarter ended June 30, 1997.

                             PRO FORMA BALANCE SHEET
                              (DOLLARS IN MILLIONS)
                                   (UNAUDITED)
                                     ASSETS

                                                  BECKMAN              COULTER             PRO FORMA              PRO FORMA
                                               JUNE 30, 1997        JUNE 30, 1997         ADJUSTMENTS             COMBINED
                                               -------------        -------------        ------------            ---------
Current assets:
   Cash and equivalents                           $   17.3               $ 18.9            $1,100.0 (a)           $   49.4
                                                                                             (875.0)(b)
                                                                                             (187.0)(c)
                                                                                              (14.2)(b)
                                                                                               (6.8)(a)
                                                                                               (3.8)(d)
   Short-term investments                              0.4                   --                                        0.4
   Trade receivables and other                       330.7                191.1                 0.3 (d)              522.1
   Inventories                                       211.7                121.7                17.0 (b)              350.4
   Deferred income taxes                              22.0                   --                 6.5 (e)               28.5
   Other current assets                               18.0                 26.9                                       44.9
                                                  --------               ------            --------               --------

       Total current assets                          600.1                358.6                37.0                  995.7

   Property, plant and equipment, net                295.0                131.0                50.0 (b)              476.0
   Deferred income taxes                              50.6                   --               115.5 (b)              175.6
                                                                                                9.5 (e)
   Other assets                                       69.9                 51.0                 6.8 (a)              127.0
                                                                                               (0.7)(d)
   Long-term portion of finance receivable              --                 34.1                                       34.1
   Intangible assets                                    --                   --               610.6 (b)              610.6
   Goodwill                                             --                   --               232.0 (b)              232.0
                                                  --------               ------            --------               --------

       Total assets                               $1,015.6               $574.7            $1,060.7               $2,651.0
                                                  ========               ======            ========               ========

                                                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Notes payable                                  $   28.1               $ 24.4            $    --                $   52.5
   Long-term debt current maturities                    --                 39.5               (39.5)(c)                 --
   Unearned service contract revenue                    --                 35.9                                       35.9
   Accounts payable and accrued expenses             196.2                132.1               195.8 (b)              568.1
                                                                                               44.0 (e)
   Income taxes                                       67.9                  8.7                                       76.6
                                                  --------               ------            --------               --------

       Total current liabilities                     292.2                240.6               200.3                  733.1

Long-term debt, less current maturities              252.4                131.1             1,100.0 (a)            1,336.0
                                                                                             (147.5)(c)
Unearned service contract revenue -- long term          --                 11.3                                       11.3
Deferred income taxes                                   --                  4.0               232.0 (f)              261.5
                                                                                               25.5 (b)
Other liabilities                                     84.5                 35.9                94.0 (b)              214.4
                                                  --------               ------            --------               --------

       Total liabilities                             629.1                422.9             1,504.3                2,556.3

Minority interest                                       --                  2.3                (1.1)(d)                1.2

Stockholders' equity                                 386.5                149.5              (146.4)(b)               93.5
                                                                                             (265.0)(g)(b)
                                                                                              (28.0)(e)
                                                                                               (3.1)(d)
                                                  --------               ------            --------                --------

       Total liabilities and stockholders'
         equity                                   $1,015.6               $574.7            $1,060.7                $2,651.0
                                                  ========               ======            ========                ========

                  See Notes to Pro Forma Financial Statements.

                        PRO FORMA STATEMENT OF EARNINGS
                (DOLLARS IN MILLIONS, EXCEPT AMOUNTS PER SHARE)
                                  (UNAUDITED)

                                                 BECKMAN           COULTER (H)
                                               SIX MONTHS          SIX MONTHS
                                                  ENDED               ENDED              PRO FORMA               PRO FORMA
                                              JUNE 30, 1997       JUNE 30, 1997         ADJUSTMENTS               COMBINED
                                              -------------       -------------         ------------             ---------
Sales                                             $502.5             $362.1              $                         $864.6
Operating costs and expenses:
   Cost of sales                                   240.3              196.5                                         436.8
   Selling, general and administrative             154.5              108.0                10.6 (i)                 273.1
   Research and development                         52.6               40.0                (0.2)(d)                  92.4
   Restructuring charge                               --                5.9                                           5.9
                                                  ------             ------              ------                    ------

                                                   447.4              350.4                10.4                     808.2
                                                  ------             ------              ------                    ------

Operating income                                    55.1               11.7               (10.4)                     56.4

Nonoperating (income) expense:
   Interest income                                  (2.2)              (3.8)                                         (6.0)
   Interest expense                                  7.1                6.6                36.6 (j)                  51.0
                                                                                            0.7 (k)
   Other, net                                       (1.8)              (6.1)                3.0 (d)                  (4.9)
                                                  ------             ------              ------                    ------

                                                     3.1               (3.3)               40.3                      40.1
                                                  ------             ------              ------                    ------

Earnings before income taxes                        52.0               15.0               (50.7)                     16.3
Income tax provision (benefit)                      15.6                4.1               (13.5)(l)                   5.3
                                                                                           (0.9)(d)
                                                  ------             ------              ------                    ------

 Net earnings                                     $ 36.4             $ 10.9              $(36.3)                   $ 11.0
                                                  ======             ======              ======                    ======

Weighted average common shares and
   common share equivalents (in millions)           28.8                 --                  --                      28.8
                                                  ======             ======              ======                    ======

Net earnings per share                            $ 1.26             $   --              $   --                    $ 0.38
                                                  ======             ======              ======                    ======

                  See Notes to Pro Forma Financial Statements.

                         PRO FORMA STATEMENT OF EARNINGS
                 (DOLLARS IN MILLIONS, EXCEPT AMOUNTS PER SHARE)
                                   (UNAUDITED)

                                                   BECKMAN                COULTER
                                                  YEAR ENDED             YEAR ENDED           PRO FORMA                PRO FORMA
                                              DECEMBER 31, 1996        MARCH 31, 1997        ADJUSTMENTS               COMBINED
                                              -----------------        --------------        -----------               ---------
Sales                                            $1,028.0                   $700.9             $                        $1,728.9
Operating costs and expenses:
   Cost of sales                                    477.8                    373.5                                         851.3
   Selling, general and administrative              319.3                    217.9                21.1 (i)                558.3
   Research and development                         108.4                     85.8                (0.2)(d)                194.0
   Restructuring charge                                --                      5.9                                           5.9
                                                 --------                   ------              ------                  --------
                                                    905.5                    683.1                20.9                   1,609.5
                                                 --------                   ------              ------                  --------
Operating income                                    122.5                     17.8               (20.9)                    119.4

Nonoperating (income) expense:
   Interest income                                   (5.8)                    (9.1)                                        (14.9)
   Interest expense                                  18.1                     13.6                69.0 (j)                 102.1
                                                                                                   1.4 (k)
   Other, net                                        (1.3)                    (6.8)                5.4 (d)                  (2.7)
                                                 --------                   ------              ------                  --------
                                                     11.0                     (2.3)               75.8                      84.5
                                                 --------                   ------              ------                  --------

Earnings before income taxes                        111.5                     20.1               (96.7)                     34.9
Income tax provision (benefit)                       36.8                      5.5               (28.3)(l)                  12.3
                                                                                                  (1.7)(d)
                                                 --------                   ------              ------                  --------
Net earnings                                     $   74.7                   $ 14.6              $(66.7)                 $   22.6
                                                 ========                   ======              ======                  ========

Weighted average common shares and
   common share equivalents (in
   millions)                                         28.9                       --                  --                      28.9
                                                 ========                   ======              ======                  ========
Net earnings per share                           $   2.58                   $   --              $   --                  $   0.78
                                                 ========                   ======              ======                  ========

                  See Notes to Pro Forma Financial Statements.

                     NOTES TO PRO FORMA FINANCIAL STATEMENTS

The pro forma financial statements and related notes give effect to the Acquisition accounted for as a purchase. The pro forma balance sheet assumes that the Transactions were completed as of June 30, 1997 and the pro forma statements of earnings assume that the Transactions were completed on January 1, 1996. Coulter's historical financial statements are for fiscal years ended March 31, and accordingly, the pro forma statement of earnings for the year ended December 31, 1996 includes the results of Coulter for its fiscal year ended March 31, 1997. Coulter's earnings for the quarter ended March 31, 1997 are also included in its earnings for the six months ended June 30, 1997.

All interim financial data used to develop the pro forma balance sheet and statements of earnings are unaudited, but in the opinion of management, reflect all adjustments necessary (consisting only of normal recurring entries) for a fair presentation thereof.

The unaudited pro forma statements of earnings are not necessarily indicative of operating results which would have been achieved had the Transactions been consummated as of January 1, 1996 and should not be construed as representative of future earnings.

Under purchase accounting, the total estimated acquisition cost will be allocated to Coulter's assets and liabilities based on their relative fair values. Allocations are subject to valuations as of the date of the closing of the Acquisition based on appraisals and other studies which are not yet completed. Accordingly, the final allocations may be different from the amounts reflected herein. The Company's preliminary analysis resulted in an estimated allocation of $265.0 million to in-process research and development relating to projects that have economic value that cannot be capitalized for purposes of generally accepted accounting principles ("in-process R&D"), which, under generally accepted accounting principles, will be expensed immediately after the Acquisition is completed.

For purposes of the pro forma financial statements, the preliminary allocation of the purchase price is summarized as follows (in millions):


      Purchase price                                                $875.0
      Estimated net assets acquired:
      Current assets                                 $    372.1
      Net equipment and other assets                      265.4
                                                     ----------
               Tangible assets acquired                   637.5
      Current liabilities                                (420.2)
      Other                                              (182.3)
                                                     ----------
               Liabilities assumed                       (602.5)
      Minority interest                                    (1.2)
      Purchase liability accruals                        (124.4)
      Deferred tax assets                                 115.5
      Deferred tax liabilities                            (25.5)
      In-process R&D                                      265.0      264.4
                                                     ----------     ------
               Estimated intangible assets           $              $610.6
                                                     ==========     ======

The pro forma statements of earnings for the year ended December 31, 1996 and for the six months ended June 30, 1997 do not include the estimated $265.0 million write-off of in-process R&D, as it is a non-recurring charge. The charge will be included in the actual consolidated statement of earnings of the Company in the fiscal quarter in which the Acquisition closes.

The pro forma primary net earnings per share is based on the weighted average number of common shares and common share equivalents of Beckman during the periods ended December 31, 1996 and June 30, 1997.

The following adjustments were recorded in the pro forma financial statements:

(a) Reflects gross cash proceeds from borrowings of $1.1 billion under the New Credit Facility to consummate the Acquisition and refinance a portion of the existing debt of Beckman and Coulter. Debt financing fees and expenses related to the New Credit Facility are estimated to be $6.8 million, which will be capitalized and amortized over the term of such debt.

(b) Reflects the purchase of Coulter for $875.0 million in cash and the preliminary allocation of the purchase price based on the estimated relative fair values of Coulter's assets and liabilities. The preliminary purchase price allocation is as follows: $265.0 million of estimated in-process R&D (charged to stockholder's equity), $50.0 million write-up of land to estimated fair market value, $17.0 million write-up of inventory to estimated fair market value, $115.5 million of deferred tax assets, $25.5 million of deferred tax liabilities, $610.6 million of intangible assets, and $304.0 million of purchase and accrued liabilities relating to estimated costs to effect synergies and eliminate duplicate activities.

     The $304.0 million of purchase and accrued liabilities were reduced in the pro forma financial statements by anticipated cash disbursements at closing of $14.2 million relating to Coulter's acquisition costs. Purchase and accrued liabilities net of such cash disbursements are reflected as adjustments for $195.8 million in accounts payable and accrued expenses and $94.0 million in other liabilities.

     The excess of the purchase price and liabilities assumed, including deferred tax liabilities, over the estimated fair values of tangible and intangible assets is reflected as goodwill of $232.0 million.

     The $146.4 million reflects the elimination of stockholders' equity of Coulter, net of amounts related to the spin-offs described in note (d).

(c)  To refinance a portion of the existing debt of Beckman and Coulter.

(d) Reflects the elimination of the assets, liabilities, equity and results of operations of Coulter Pharmaceutical and Coulter Cellular (net of the portion of Coulter Cellular which will be retained). Prior to the Acquisition, Coulter spun-off to its stockholders 100% of Coulter Pharmaceutical and two-thirds of its 68% equity interest in Coulter Cellular.

(e) To reflect a tax-effected restructuring charge of $28.0 million ($44.0 million pretax) in the fiscal quarter in which the Acquisition closes for estimated costs for closing duplicate facilities of Beckman which, in the opinion of management, will have no further useful life as a result of the Acquisition, and implementation of operating efficiencies, and certain other costs.

(f) Reflects deferred tax liabilities recorded as a result of the intangible assets recognized in connection with the Acquisition.

(g) Reflects one-time write-off of $265.0 million of estimated in-process R&D identified in the preliminary purchase allocation.

(h) Reflects six months of operations for the period ended June 30, 1997. Operations for the three months ended March 31, 1997 are reflected in these financial statements as well as in the twelve months ended March 31, 1997. The following are the summary results of operations of Coulter for the three months ended March 31, 1997:
                                                          AMOUNT
                                                          ------
                                                      (IN MILLIONS)

                    Sales                                 $202.4
                    Operating income                      $  7.6
                    Net income                            $ 10.4

(i) To record the amortization of intangible assets and goodwill discussed in footnote (b) above. Amortization was calculated on a straight-line basis over the estimated useful life of 40 years.

(j) Reflects interest expense at an assumed average rate of 7.25% on $1,388.5 million of outstanding debt. For each 0.25% change in assumed average interest expense on the outstanding indebtedness, annual pro forma interest expense would change by $3.5 million.

(k) Reflects the amortization of debt financing fees and expenses over the average five-year term of the New Credit Facility.

(l) Reflects the tax effect of the amortization of intangible assets, goodwill and interest expense related to the New Credit Facility. Goodwill amortization of $2.9 million for the six months ended June 30, 1997 and $5.8 million for the year ended December 31, 1996 is not deductible for tax purposes. The effective tax rates of 30% for the six months ended June 30, 1997 and 33% for the year ended December 31, 1996 were applied to the pro forma adjustments described.

                                  EXHIBIT INDEX

                                    FORM 8-K


Exhibit
Number
-------

 2.1 Stock Purchase Agreement among Coulter Corporation, the Stockholders of Coulter Corporation and Beckman Instruments, Inc., dated as of August 29, 1997. [Note: Confidential treatment has been requested for portions of this document.]

 2.2 First Amendment to Stock Purchase Agreement, dated as of October 31, 1997, among Coulter Corporation, the Stockholders of Coulter Corporation, and Beckman Instruments, Inc.

 2.3 Second Amendment to Stock Purchase Agreement, dated as of November 6, 1997, among Coulter Corporation, the Stockholders of Coulter Corporation, and Beckman Instruments, Inc.

 10.1 Indemnity Escrow Agreement dated as of October 31, 1997, by and among the Company, the Sellers identified in the Stock Purchase Agreement (Exhibit 2.1 herein), and The First National Bank of Chicago, a national banking association, as escrow agent.

 10.2 Noncompetition Agreement, made as of October 31, 1997, among the Company, Coulter Corporation, Wallace H. Coulter, Joseph R. Coulter, III and Laura G. Coulter-Jones.

 10.3 Intellectual Property Agreement, made as of October 31, 1997, among the Company, Coulter Corporation, Wallace H. Coulter, Joseph R. Coulter, III and Laura G. Coulter-Jones.

 23.1   Consent of Arthur Andersen LLP, dated November 10, 1997.

 99.1 Press Release, Coulter Acquisition Completes Key Beckman Initiative, Fullerton, California, November 3, 1997.